                                                                                                                                                                            Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated May 27, 2016 relating to the balance sheet of Medifocus, Inc. and subsidiary as of March 31, 2016 and the related statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the year then ended in this Form 20-F for the year ended March 31, 2017.

/s/Stegman and Company

Baltimore, Maryland July 28, 2017

Suite 200, 809 Glen Eagles Court

Baltimore, Maryland 21286 ● 410-823-8000 ● 1-800-686-3883 ● Fax: 410-296-4815 ● www.stegman.com